Exhibit 99.1

Capricor Therapeutics Announces the Appointment of Karimah Es Sabar to its Board of Directors

LOS ANGELES, Calif., July 27, 2021 – Capricor Therapeutics (“Capricor” or “the Company”) (NASDAQ: CAPR), a biotechnology company focused on developing transformative cell and exosome-based therapeutics for treating and preventing a broad spectrum of diseases, today announced the appointment of Karimah Es Sabar to its Board of Directors, effective immediately. Ms. Es Sabar is a highly regarded and established leader in life sciences industry and brings over 35 years of global business management experience to Capricor.

“I am delighted to welcome Ms. Es Sabar to our Board of Directors,” said Linda Marbán, Ph.D., Capricor’s CEO. “Her extensive work experience and background across biotech and pharma industries, start-ups and venture capital will complement our current makeup of the Board. Over the course of her career, she has demonstrated leadership in business development, strategic alliances and global collaborations across the life science industry and her experience and forward-thinking vision will make her a tremendous asset to our team. Additionally, she successfully directed the global launch of two first-in-class vaccine and biotherapeutic products and we look forward to her guidance as we embark on Capricor’s next phase of growth.”

Ms. Es Sabar commented, “It is a pleasure to join Capricor’s Board at this exciting stage in their development. The Company is an innovative leader with its late-stage CAP-1002 cell therapy program for Duchenne muscular dystrophy as well as its unique exosomes platform that has demonstrated such promising potential in early development. I believe that the outstanding team and Board at Capricor is well positioned to advance these programs and deliver meaningful therapeutic innovations to address critical unmet needs of patients.”

Ms. Es Sabar brings over 35 years of biopharma leadership, drug development, venture investing and transactional experience to Capricor’s Board. Currently, she holds the position of CEO and Partner at Quark Venture LP, leading their global health sciences enterprise. Prior to Quark Venture, Ms. Es Sabar was President and CEO responsible for developing and executing on the overall strategic direction, at the Centre for Drug Research and Development (CDRD), Canada’s national drug development and commercialization centre. Prior to this, Ms. Es Sabar held senior management positions with multinational pharmaceutical companies, most notably as Director International Division, and later Head Marketing and Business Development at Pasteur Merieux Connaught (Sanofi Pasteur) based in Toronto. Ms. Es Sabar holds degrees in Neurochemistry, Biochemistry, Chemistry from the Institute of Psychiatry, University of London and University of Salford Manchester, and an Executive Certificate in Management and Leadership from the MIT Sloan School of Management.

About Capricor Therapeutics

Capricor Therapeutics, Inc. (NASDAQ: CAPR) is a biotechnology company focused on developing transformative cell- and exosome-based therapeutics and vaccines for treating and preventing a broad spectrum of diseases. Capricor's lead candidate, CAP-1002, is an allogeneic cardiac-derived cell therapy that is currently in clinical development for treating Duchenne muscular dystrophy and the cytokine storm associated with COVID-19. Capricor is also developing its exosome technology as a next-generation therapeutic platform. The Company’s current focus is on developing exosomes loaded with nucleic acids, including mRNA, to treat or prevent a variety of diseases. For more information, visit www.capricor.com and follow the Company on Facebook, Instagram and Twitter.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor's product candidates; the initiation, conduct, size, timing and results of discovery efforts and clinical trials; the pace of enrollment of clinical trials; plans regarding regulatory filings, future research and clinical trials; regulatory developments involving products, including the ability to obtain regulatory approvals or otherwise bring products to market; plans regarding current and future collaborative activities and the ownership of commercial rights; scope, duration, validity and enforceability of intellectual property rights; future royalty streams, revenue projections; expectations with respect to the expected use of proceeds from the recently completed offerings and the anticipated effects of the offerings; and any other statements about Capricor's management team's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact Capricor's business is set forth in Capricor's Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on March 15, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 as filed with the Securities and Exchange Commission on May 14, 2021. All forward-looking statements in this press release are based on information available to Capricor as of the date hereof, and Capricor assumes no obligation to update these forward-looking statements.

CAP-1002 is an Investigational New Drug and is not approved for any indications. None of Capricor’s exosome-based candidates have been approved for clinical investigation.

For more information, please contact:

Media Contact:

Caitlin Kasunich / Raquel Cona

KCSA Strategic Communications

ckasunich@kcsa.com / rcona@kcsa.com

212.896.1241 / 212.896.1204

Investor Contact:

Joyce Allaire

LifeSci Advisors, LLC

jallaire@lifesciadvisors.com

617.435.6602

Company Contact:

AJ Bergmann, Chief Financial Officer

abergmann@capricor.com

310.358.3200